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                                                                Exhibit 27(n)ii



                                  ITEM 27(n)II

                 [LETTERHEAD OF SUTHERLAND ASBIL & BRENNAN LLP]

                                December 22, 2003

Transamerica Life Insurance Company
4333 Edgewood Road NE
Cedar Rapids, Iowa 52499

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of the registration statement on Form N-6 for Transamerica Corporate Separate Account Sixteen (File No. 333-10579). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Sincerely,

                                   SUTHERLAND ASBILL & BRENNAN LLP

                                   S/

                                   By: Frederick R. Bellamy